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                                                                   Exhibit 10.31

                              MODIFICATION OF LEASE

            Modification of Lease ("Agreement") made as of this 5th day of February, 1998, between METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation having its principal place of business at One Madison Avenue, New York, New York 10010 ("Landlord"), and CREDIT SUISSE FIRST BOSTON CORPORATION, a Massachusetts corporation having an office at Eleven Madison Avenue, New York, New York 10010-3629 ("Tenant").

                                   WITNESSETH:

            WHEREAS, Landlord and Tenant heretofore entered into a certain written lease dated September 10, 1997 (the "Lease") wherein and whereby Landlord leased to Tenant and Tenant hired from Landlord those certain premises (the "demised premises") as shown on the plans annexed to the Lease as Exhibit A thereto on the 13th floor of the building known as Eleven Madison Avenue, New York, New York 10010 (the "Building");

            WHEREAS, Landlord and Tenant wish to modify the Lease, subject to the terms and conditions hereinafter set forth, to, inter alia, add a portion of the rentable area of the 14th floor of the Building (the "Additional Space"), as shown on Exhibit A attached hereto and made a part hereof, to the demised premises;

            WHEREAS, the Lease is in full force and effect; and

            WHEREAS, Landlord and Tenant desire to modify the Lease only in the respects hereinafter stated.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto by these presents do covenant and agree as follows:

            1. All terms used herein without definition are used herein with the meanings assigned to such terms in the Lease, unless the context otherwise requires.

            2. Effective as of the date hereof and through and including the end of the term of the Lease (including all renewals and extensions thereof), there shall be added to the premises demised by the Lease the Additional Space. In order to accomplish the addition of the Additional Space to the premises demised by the Lease, Landlord does hereby lease to Tenant and Tenant does hereby hire from Landlord the Additional Space for the period to commence on the date hereof and to end April 30, 2017, or on such earlier date upon which said term may expire pursuant to any of the conditions, covenants, provisions, terms and agreements of the Lease, as modified by this Agreement. It is the intention and agreement of the parties hereto that by reason of such addition of said Additional Space to the premises demised by the Lease, the "demised

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premises" shall, from and after the date hereof, be those covered by the Lease, as modified by this Agreement. The Additional Space shall be subject to all of the terms, covenants and conditions of the Lease, as modified hereby.

            3. Landlord and Tenant acknowledge that the Additional Space contains 22,287 rentable square feet on the 14th floor of the Building.

            4.A. Effective as of the date which is six (6) months subsequent to the date of the execution of this Agreement, Tenant shall pay, in addition to the annual rental rate specified in the Lease for the portion of the demised premises exclusive of the Additional Space, basic annual rent in respect of the Additional Space as follows:

            (i) Two Hundred Eighty-Nine Thousand Seven Hundred Thirty-One Dollars ($289,731.00) for the period commencing on the Commencement Date (as defined in the Lease) and ending one day prior to the 66th month anniversary of the Commencement Date, (ii) Three Hundred Fifty-Six Thousand Five Hundred Ninety-Two Dollars ($356,592.00) for the period commencing on the 66th month anniversary of the Commencement Date and ending one day prior to the 126th month anniversary of the Commencement Date, (iii) Four Hundred Twenty-Three Thousand Four Hundred Fifty-Three Dollars ($423,453.00) for the period commencing on the 126th month anniversary of the Commencement Date and ending one day prior to the 186th month anniversary of the Commencement Date and (iv) Four Hundred Ninety Thousand Three Hundred Fourteen Dollars ($490,314.00) for the period commencing on the 186th month anniversary of the Commencement Date and ending on April 30, 2017. In the event that the date which is one day prior to any of the anniversary dates set forth above in clauses (i) through (iv) is a day other (than the last day of the month, then Tenant shall pay basic annual rent until the last day of such month and shall commence paying the basic annual rent for the subsequent rent period on the first day of the next month.

            Landlord and Tenant acknowledge that the basic annual rent set forth above for the Additional Space shall be increased by the amount necessary to amortize, on a "beginning of the month basis" determined on the day upon which basic annual rent is to be paid, Tenant's Additional Space Allowance (as hereinafter defined) over the remaining term of the Lease using a 6.55% annual interest rate (the "Additional Space Rent Increase"). Tenant agrees to pay Landlord, in addition to, and not in substitution of, the basic annual rent set forth above, the Additional Space Rent Increase as reasonably determined by Landlord on the 183rd day following the first request by Tenant for distribution of all or any portion of Tenant's Additional Space Allowance pursuant to Section 16 hereof. The Additional Space Rent Increase shall, subject to the terms hereof, commence on the first day of the first month following delivery by Landlord to Tenant of Landlord's computation of the Additional Space Rent Increase. In the event Tenant does not agree with Landlord's computation of the Additional Space Rent Increase, then Tenant shall submit its calculation of the Additional Space Rent Increase in reasonable detail to Landlord within five (5) business days after Tenant's receipt of Landlord's calculation and the parties shall meet in an attempt to resolve, in good faith, the dispute. Failing resolution within fifteen (15)


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days thereof, the parties shall submit the issue to the accounting firm of
Arthur Andersen to review the calculations and to determine the appropriate calculation. (Failing a willingness of Arthur Andersen to perform such calculation, then the issue will be submitted to Coopers & Lybrand, or Ernst & Young, in succession, and in the event none of the aforementioned accounting firms are willing to make the calculation, then the issue shall, within thirty
(30) days of the refusal of Ernst & Young, be submitted to arbitration in accordance with Article 42 of the Lease.) Upon resolution of the issue, Tenant shall commence paying the Additional Space Rent Increase on the first day of the first month following such resolution.

            B. Landlord and Tenant acknowledge that the first (1st) full paragraph on the second (2nd) page of the Lease is hereby amended by deleting the words "Tenant's Allowance" in the third (3rd) and the eighth (8th) lines thereof and substituting the words "Tenant's Initial Allowance".

            C. The additional rent and basic annual rent for the Additional Space shall be paid by Tenant to Landlord at the times and in the manner specified in the Lease; provided. however, Tenant's obligation to commence the payment of such additional rent and basic annual rent for the Additional Space (including, without limitation, the additional rent payable with respect to the Additional Space under Articles 28 and 29 of the Lease) shall not commence until the date that is six (6) months subsequent to the date of the execution of this Agreement.

            D. Tenant hereby covenants and agrees that said Additional Space shall be used solely for the purposes set forth in the Lease, and for no other purpose.

            5. Effective the Rent Commencement Date, with respect to the demised premises, as modified by this Agreement, "Tenant's Proportionate Share" for "Taxes" (Article 28) shall be 9.21% (in lieu of 7.19%) and "Tenant's Operating Proportionate Share" for "Operating Expenses" (Article 29) shall be (in lieu of 3.71%).

            6. Section 5.01(a) of the Lease is hereby amended by: (i) deleting the words "demised premises" in the seventeenth (17th), eighteenth (18th), nineteenth (19th), twentieth (20th), twenty-first (21st) and twenty-sixth (26th) lines thereof and substituting the words "premises originally demised under this Lease" and (ii) adding the following sentence at the end thereof: "Landlord and Tenant hereby acknowledge and agree that, with respect to the Additional Space only, (a) Landlord shall, at Landlord's sole cost and expense, be responsible for (i) complying with the ADA in the public areas of the 14th Floor, (ii) remedying any ADA noncompliance arising from the installation of the toilet room(s) in the common areas located on the 14th floor, (iii) any and all changes required to such toilet room(s) as a result of any modifications of the ADA and
(iv) demising the Additional Space in accordance with applicable codes and complying with all laws applicable to the common areas located on the 14th floor and (b) Tenant shall not perform any work or construct any Improvements in the common areas located on the 14th floor without Landlord's consent."


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            7. Article 20 of the Lease is hereby amended by: (i) deleting
Sections 20.19 and 20.20 in their entirety and inserting the following in substitution thereof:

20.19. The term "Cessation Event" shall mean that the notice set forth in the following clause (e) shall have been validly given and that one of the events set forth in the following clauses (a), (b), (c) or (d) shall have occurred and be continuing: (a) the then holder of the tenant's interest in the CSFB Lease and the Tenant are not, and will not as of the Inclusion Date (as such term is hereinafter defined) be, Affiliates, or (b) the physical capacities of the systems, equipment and machinery of the then tenant under the CSFB Lease are no longer capable of continuing to furnish to either (i) the entire demised premises, (ii) the premises originally demised under this Lease or (iii) the Additional Space, as the case may be, air conditioning service in the same quantities as Landlord would, under Section 27.04(f), be required to furnish Tenant, or (c) Landlord has, as of the Inclusion Date, recaptured or subleased all of the entire 13th floor of the Building and/or the Additional Space, or (d) Tenant has, as of the Inclusion Date, subleased the entire 13th floor and/or the Additional Space and (e) Tenant has furnished Landlord with a written notice (the "Cessation Notice") setting forth the occurrence and continuance of one of the events set forth in clauses (a), (b), (c) or (d) of this Section 20.19 and requesting that Landlord commence the furnishing of air conditioning to either
(i) the entire demised premises, (ii) the premises originally demised under this Lease or (iii) the Additional Space, as the case may be, on the basis set forth in Section 27.04(f) on the date set forth in such notice requesting such services for the demised premises or the applicable portion thereof, which date (the "Inclusion Date") may not be earlier than sixty (60) days subsequent to Landlord's receipt of such notice. Tenant's right and election to request that Landlord furnish the services described in clause (e) of this Section 20.19 shall be a one-time only right and once exercised Tenant may not thereafter reconnect (or require Landlord to reconnect) the demised premises or the applicable portion thereof to the air-conditioning systems and equipment servicing all or any portion of the space demised to the tenant under the CSFB Lease. Landlord and Tenant hereby acknowledge and agree that from and after the Inclusion Date for the demised premises or the applicable portion thereof, Tenant shall, in accordance with the terms of Section 29.0 1(a)(ii) hereof, reimburse Landlord for any reasonable cost incurred by Landlord on behalf of Tenant as a result of the Cessation Event.

20.20. The term "Provision Date" shall mean the later of the (i) Inclusion Date for the demised premises or the applicable portion thereof or (ii) date by which Landlord, after receipt of the Cessation Notice, has had sufficient time to get the demised premises (or the applicable portion thereof in accordance with the terms of Section 20.19 hereof) on line with the Building's system so as to enable Landlord to provide the requested services; and

(ii) adding the following definitions thereto:

            "20.23. The term "Additional Space" shall have the meaning set forth in the Lease Modification.


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            20.24. The term "Lease Modification" means that certain Modification of Lease, dated as of February 5, 1998, by and between Landlord and Tenant."

            8. Section 27.02 of the Lease is hereby amended by: (i) deleting the words "the demised premises" in the sixth (6th) line thereof and substituting the words "either or both of the Additional Space and the premises originally demised under this Lease", (ii) deleting the words "the demised premises" in the ninth (9th) line thereof and substituting the words "the Additional Space and/or the premises originally demised under this Lease, as the case may be," and (iii) adding the following sentence at the end thereof: "Notwithstanding anything to the contrary contained herein, (a) Landlord shall provide cleaning services to the common areas located on the 14th floor and Tenant shall not have the right to provide any such services to the common areas located on the 14th floor without Landlord's consent and (b) Tenant shall, within thirty (30) days after Landlord renders Tenant a bill thereof which sets forth in reasonable detail Tenant's proportionate share (as it relates to the other tenants located on the 14th floor) of the cost of cleaning the common areas located on the 14th floor, reimburse Landlord for its proportionate share of such cost."

            9. Sections 27.04(f), (g) and (h) of the Lease are hereby deleted in their entirety and the following inserted in substitution thereof:

                  "(f) (i) If Landlord shall be supplying air-conditioning to either (i) the entire demised premises, (ii) the premises originally demised under this Lease or (iii) the Additional Space, as the case may be, Landlord shall furnish and distribute to such premises (other than the mechanical space and toilets) heating, ventilation and air-conditioning during Business Hours. The heating, ventilation and air-conditioning systems referred to in this
Article 27 shall be designed to, and Landlord shall operate such system, to provide interior conditions of: 75 degrees F., +/- 2 degrees F. dry bulb, and not more than 50% relative humidity when outside conditions are 95 degrees F. dry bulb and 72 degrees F., +/- 2 degrees F. dry bulb and not less than 30% relative humidity for heating when outside temperatures are 0 degrees F. dry bulb, in the demised premises or the applicable portion thereof and shall be capable of providing outside air to the demised premises or the applicable portion thereof (other than the mechanical space and toilets) in quantities of not less than 0.13 cubic feet per minute per usable square foot. The foregoing design conditions are based upon and assume (x) an electrical demand load of up to 5 watts per usable square foot of the demised premises or the applicable portion thereof for all purposes (including lighting and power but excluding Building equipment), it being understood that Tenant shall, at its sole cost and expense, be responsible for obtaining any supplemental cooling capacity to support electrical demand loads in excess of 5 watts per usable square feet, (y) an average human occupancy factor not in excess of one (1) person per one hundred and fifty (150) usable square feet of the demised premises or the applicable portion thereof and (z) the lowering of blinds when necessary because of the sun's position when the air-conditioning system is in operation.


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            (ii) If the heating, ventilating or conditioned air being delivered by Landlord to the demised premises or the applicable portion thereof (other than the mechanical space and toilets) is capable of meeting the foregoing design conditions required under this Section 27.04, but the temperature, humidity and/or supply air in the demised premises or the applicable portion thereof (other than the mechanical space and toilets) does not meet such design conditions because (x) the design or configuration of the heating, ventilation and air-conditioning system designed to service the demised premises or the applicable portion thereof was not adequately designed or configured, (y) any arrangement of the Tenant's partitioning or raised flooring interferes with the proper and efficient operation of the aforesaid heating, ventilation and air-conditioning system, or (z) the failure of Tenant's use of the demised premises or the applicable portion thereof to meet the assumptions set forth in the last sentence of Section 27.04(f)(i) hereof, then Landlord shall not be responsible for deficiencies in meeting such design conditions or performance criteria.

            (g) Subject to the terms hereof, at all times prior to the Provision Date, the air-conditioning system serving the demised premises or any portion thereof shall be deemed to be a "Tenant System" and Landlord shall have no obligation to provide air-conditioning to any portion of the demised premises to which the tenant under the CSFB Lease is furnishing air-conditioning.

            (h) Tenant has contracted to obtain air-conditioning for the demised premises from the tenant under the CSFB Lease. Tenant acknowledges that in no event shall Landlord be obligated to furnish air-conditioning to any portion of the demised premises prior to the Provision Date, it being understood that Landlord shall have no obligation to commence connecting the Building's system with the interior air-conditioning distribution systems serving such premises unless and until the tenant under the CSFB Lease, at no cost or expense to Landlord, disconnects (and fully completes the disconnection of) its air-conditioning, equipment and machinery from the interior distribution systems (including, without limitation, all required machinery and equipment) servicing such premises and does all other things necessary so that Landlord may connect the interior air-conditioning distribution systems (including, without limitation, all required machinery and equipment) serving such premises into the Building's systems. The costs of connecting those systems, equipment and machinery into the Building's systems needed to service such premises shall, within thirty (30) days of Landlord's presentation of an invoice, be paid for by Tenant. In connection with the foregoing, Landlord and Tenant hereby acknowledge and agree that with respect to the Additional Space only, (i) Landlord shall designate to Tenant for its use a separate fan system from the other tenant or tenants located on the 14th floor, (ii) Tenant shall, at Tenant's sole cost and expense, install fencing, of a type and in a manner reasonably acceptable to Landlord, to separate the two (2) fan systems currently located on the 14th floor and Landlord shall provide Tenant access to such area upon prior advance notice in order to perform the same; provided, however, that (a) such work shall be performed by Tenant during hours other than Business Hours (as defined in Section 27.04(a)(ii) hereof) and (b) Tenant shall use commercially reasonable efforts to assure that such work is performed in such a manner as not to disturb or disrupt the other tenant or tenants located on the


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14th floor and (iii) Landlord shall install, at Landlord's sole cost and expense, a meter or meters in the 14th floor fan room for the purpose of measuring the electricity utilized by Tenant in connection with its dedicated fan system and Tenant shall reimburse Landlord for the actual cost of such electricity in accordance with the terms of Article 30 hereof."

            10. Section 27.04 (j) of the Lease is hereby amended by: (i) deleting the words "forty (40)" in the fifth (5th) line thereof and substituting the words "fifty (50)" and (ii) inserting the words "and/or 14th floor" after the words "the 13th floor" in the eleventh (11th) line thereof.

            11. Section 27.05 of the Lease is hereby amended by adding the following sentence at the end thereof: "With respect to the Additional Space only, Landlord and Tenant acknowledge that Landlord shall, at Landlord's sole cost and expense, from and after the Commencement Date (i) activate the "C" elevator bank so that Tenant shall have access to the Additional Space, (ii) provide Tenant with a sufficient number of access cards in order to allow Tenant and its employees access to the "C" elevator bank through the lobby of the Building, (iii) allow Tenant, at Tenant's sole cost and expense, to cause the elevators numbered 37 and 38 in Tenant's dedicated D elevator bank to service the Additional Space and (iv) Landlord shall, at Landlord's sole cost and expense, install a meter or meters in a location designated by Landlord for the purpose of measuring the electricity supplied by Landlord to the "C" elevator bank and Tenant shall, within thirty (30) days after Landlord renders Tenant a bill thereof which sets forth, in reasonable detail Tenant's proportionate share (as it relates to the other tenants which utilize the "C" elevator bank) of the cost of providing electricity to the "C" elevator bank, reimburse Landlord for its proportionate share of the cost of such electricity in accordance with the terms of Article 30 hereof."

            12. Section 27.10 of the Lease is hereby amended by: deleting the words "demised premises" in the fifth (5th) and ninth (9th) lines thereof and substituting the words "premises originally demised under this Lease".

            13. Section 27.13 of the Lease is hereby amended by deleting the second (2nd) sentence thereof and substituting the following sentence: "The premises originally demised under this Lease will have a capacity to serve a minimum of thirty (30) speaker/strobe units and the Additional Space will have a capacity to serve a minimum of fifteen (15) speaker/strobe units, provided, that such specified number of units are, in both the premises originally demised under this Lease and the Additional Space, designed to be collected on a loop, installed by Tenant at Tenant's cost, before connection to the base Building systems."

            14. Section 27.14 of the Lease is hereby amended by deleting the words "demised premises" in the third (3rd) line thereof and substituting the: words "premises originally demised under this Lease".

            15. Section 31.03 of the Lease is hereby amended by: (i) inserting the subsection denotation "(A)" after the Section number "31.03" and (ii) inserting the following as


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a new subsection (B): "(B) Landlord and Tenant will, within seven (7) days after written request by Tenant, attempt to agree on a revised Punch List relative to the Additional Space incorporating any items of work which remain to be completed by Landlord as of the date of preparation of such revised Punch List and all such items shall be deemed additional "Punch List Items" for purposes of this Section. The revised Punch List shall be prepared using the same procedures used in the preparation of the initial Punch List for the premises originally demised under this Lease. All additional Punch List Items shall be completed by Landlord, at Landlord's expense, with reasonable promptness after Landlord and Tenant have agreed on the additional Punch List Items."

            16. Section 32.01 of the Lease is hereby amended by: (i) adding the following words after the words "Eighty Dollars ($3,156,680.00)" in the thirteenth (13th) line thereof: "with respect to the premises originally demised under this Lease ("Tenant's Initial Allowance") and Eight Hundred Ninety-One Thousand Four Hundred Eighty Dollars ($891,480.00) with respect to the Additional Space ("Tenant's Additional Space Allowance") (Tenant's Initial Allowance and Tenant's Additional Space Allowance shall be collectively referred to herein as "Tenant's Allowance")" and (ii) deleting the words ("Tenant's Allowance") in the sixteenth (16th) line thereof.

            17. Section 32.05(c) of the Lease is amended by inserting the words "or 14th" after the words "or 13th" in the eighth (8th) line thereof.

            18. Section 41.01 of the Lease is hereby amended by:

            (i) inserting the following words after the words "term of this Lease" in the sixth (6th) line of Section 41.01(a): "either with respect to the entire demised premises, the premises originally demised under this Lease or the Additional Space", (ii) inserting the following words after the words "to extend this Lease" in the fifth (5th) line of Section 4 1.01(b): "either with respect to the entire demised premises, the premises originally demised under this Lease or the Additional Space, as the case may be," and (iii) adding the following words after the words "in accordance herewith" in the seventh (7th) line of
Section 41.01(b): "or the failure of Tenant to exercise its renewal rights with respect to all or any portion of the demised premises".

            19. Section 41.02 of the Lease is hereby amended by: (i) inserting the following words after the words "the demised premises" in the fourth (4th) line thereof: "or any portion thereof", (ii) by deleting the words "demised premises" in the tenth (10th) line thereof and substituting the words "entire demised premises, the premises originally demised under this Lease or the Additional Space, as the case may be," and (iii) adding the following words after the words "Article 42 hereof" in the last sentence: "and Tenant's obligations (including rent and Tenant's Operating Proportionate Share of Operating Expenses and Tenant's Proportionate Share of Taxes) shall be proportionately reduced in respect of any portion of the demised premises not included in such space during the applicable Extension Term".


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            20. Section 42.01 of the Lease is hereby amended by deleting the words "demised premises" in the eighth (8th) line thereof and substituting the words "Applicable Premises".

            21. Article 43 of the Lease is hereby deleted in its entirety and the following new Article 43 is hereby substituted in lieu thereof:

            "43.01. Provided Tenant is not in default hereunder (subsequent to any required notice and the expiration of any cure period) at the time of the giving of the following notice and as of the effective date of termination provided for herein, Tenant shall have the one-time right to terminate this Lease with respect to (i) the entire demised premises, (ii) the premises originally demised under the Lease (to wit, the 13th floor of the Building) or (iii) the Additional Space effective as of April 30, 2007. Once Tenant delivers the notice of its exercise of this right to terminate Tenant shall have no further right to be offered, or option to take, additional space in the Building. In order to exercise the termination right set forth in this Section 43.01, Tenant must give Landlord written notice of such exercise (which notice shall specify which portion of the demised premises with respect to which Tenant intends to terminate the Lease) no (i) later than twenty-four (24) months and (ii) earlier than thirty-six (36) months prior to April 30, 2007.

            43.02. In order for the termination to be effective, Tenant must, within nine (9) months prior to the effective date of termination, pay to Landlord a termination fee equal to (i) One Million Two Hundred Sixteen Thousand Six Hundred Seventy-Seven Dollars ($1,216,677.00), plus the present value, as of the date of payment, of the Rent Increase remaining to be paid by Tenant from and after the effective termination date discounted from the due date of each installment of the Rent Increase remaining to be paid from and after the effective termination date to such date on a monthly basis using a 7.32% annual interest rate, if the termination is in respect of the premises originally demised under this Lease only (to wit, the 13th floor), (ii) Three Hundred Thirty-Five Thousand One Hundred Thirty-Eight Dollars ($335,138.00), plus the present value, as of the date of payment, of the Additional Space Rent Increase remaining to be paid by Tenant from and after the effective termination date discounted from the due date of each installment of the Additional Space Rent Increase remaining to be paid from and after the effective termination date to such date on a monthly basis using a 6.55% annual interest rate, if the termination is in respect of the Additional Space only and (iii) One Million Five Hundred Fifty-One Thousand Eight Hundred Fifteen Dollars ($1,551,815.00), plus the present value, as of the date of payment, of the Rent Increase and the Additional Space Rent Increase remaining to be paid by Tenant from and after the effective termination date discounted from the due date of each installment of the Rent Increase and the Additional Space Rent Increase remaining to be paid from and after the effective termination date to such date on a monthly basis using a 7.32% annual interest rate with respect to the Rent Increase and 6.55% annual interest rate with respect to the Additional Space Rent Increase,


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      if the termination is in respect of the entire demised premises under this
      Lease, as amended.

            43.03. If the termination becomes effective, this Lease shall, with respect to the portion of the demised premises identified in Tenant's notice, come to an end and expire on April 30, 2007, to the same extent, and as if that date had been the date initially set forth in this Lease for such expiration and, to the extent that the termination is with respect to less than the entire demised premises, Tenant's obligations (and "Tenant's Proportionate Operating Share" for Operating Expenses and "Tenant's Proportionate Share" of Taxes) shall thereupon be proportionately adjusted.

            43.04. Notwithstanding anything to the contrary contained in this Lease, once Tenant gives Landlord notice of an exercise of the option to terminate, Tenant may not thereafter rescind or vitiate such notice or exercise of its option without Landlord's written consent, and if Tenant shall fail to surrender the demised premises (or the applicable portion thereof) to Landlord pursuant to, and in accordance with, the appropriate terms and conditions of this Lease applicable to such termination, Landlord shall have the right and option to earlier terminate this Lease with respect to the demised premises or the portion thereof identified in Tenant's notice as of the date this Lease would have terminated with respect thereto had Tenant performed its obligations under this Lease."

            22. Exhibit "E" of the Lease is hereby amended by adding the words "AND THE ADDITIONAL SPACE LOCATED ON THE 14TH FLOOR" after the words "13TH FLOOR" on the last line thereof.

            23. Landlord and Tenant each represent and warrant to each other that it has not dealt with any real estate agents or brokers in connection with this Agreement other than Cushman & Wakefield, Inc. ("C&W") and Insignia/Edward
S. Gordon Company, Inc. ("ESG") whose fees, if any, Landlord agrees to pay pursuant to separate written agreements with each of them. Further, Landlord and Tenant each covenant and warrant to the other that it has not brought about or procured this Agreement through the use or instrumentality of any other agent or broker and each covenants and agrees to indemnify and hold the other harmless from any and all claims for commissions and other compensation made by any agent or agents and/or any broker or brokers, other than C&W or ESG, based on any dealings between it and any other such agent or agents and/or broker or brokers, together with all costs and expenses incurred by the indemnified party in resisting such claims (including, without limitation, reasonable attorneys' fees). The obligations of Landlord and Tenant under this Paragraph shall survive the expiration or termination of the Lease.

            24. Except as modified by this Agreement, the Lease and all the terms, covenants, conditions, provisions, and agreements thereof are hereby in all respects ratified, confirmed, and approved.

            25. The Lease, the agreements executed contemporaneously therewith, this Agreement, any agreements executed contemporaneously herewith and any documents or agreements executed pursuant thereto or which have heretofore been executed and which amend or supplement the Lease contain the entire understanding between the parties. No other representations, warranties, covenants or agreements have been made.

            26. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            27. This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and, except as otherwise provided in the Lease as modified by this Agreement, their respective assigns.

            28. The submission of this Agreement to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect hereto, unless and until Landlord shall execute a copy of this Agreement and deliver the same to Tenant.

            29. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement shall be effective as delivery of a manually executed counterpart of this Agreement. Any delivery of a counterpart signature by telecopier shall, however, be promptly followed by delivery of a manually executed counterpart.

            IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.

                                   Landlord:

                                   METROPOLITAN LIFE INSURANCE COMPANY

                                   By: /s/ Mira Graetz-Ball
                                       -------------------------------------
                                       Name: Mira Graetz-Ball
                                       Title: Assistant Vice-President


                                   Tenant:

                                   CREDIT SUISSE FIRST BOSTON CORPORATION

                                   By:
                                       -------------------------------------
                                       Name: Frank J. Bartolotta
                                       Title: Director

            IN WITNESS WHEREOF, the parties hereto have respectively executed this Agreement as of the day and year first above written.


                                   Landlord:

                                   METROPOLITAN LIFE INSURANCE COMPANY

                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                   Tenant:

                                   CREDIT SUISSE FIRST BOSTON CORPORATION

                                   By: /s/ Frank J. Bartolotta
                                       -------------------------------------
                                       Name: Frank J. Bartolotta
                                       Title: Director

                                   Exhibit A

                                Additional Space

                                   Exhibit-A

                              [FLOOR PLAN OMITTED]